                                                                  Exhibit 10.55

                         SALES REPRESENTATIVE AGREEMENT
                         ------------------------------

     THIS SALES REPRESENTATIVE AGREEMENT is made and entered into as of January 4, 2000 (the "Effective Date"), by and between GIFT SERVICES, LLC, a Delaware limited liability company having its offices at Four High Ridge Park, Stamford, Connecticut 06905, Telecopy No. 203-595-8247 ("LLC") and NEWSUB SPECIAL SERVICES, INC., a Delaware corporation having its offices at Four High Ridge Park, Stamford, Connecticut 06905, Telecopy No. 203-595-8247 ("NewSub").

                                  WITNESSETH:

     In consideration of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, LLC and NewSub (the "Parties") mutually agree as follows:

1.   Appointment.  LLC hereby appoints NewSub on an exclusive basis as its sole
     -----------
authorized sales representative to solicit orders for all products marketed, promoted, distributed and/or sold by LLC, either directly or indirectly (the "Products") during the term of this Agreement from any purchasers anywhere in the world.

2.   Commissions.
     -----------

(a) On Friday of each week, LLC shall pay NewSub a commission for each Product sold by LLC for the week which ended thirteen (13) days earlier on a Saturday. The relevant commission shall be a stated amount in U.S. Dollars, as indicated in the schedule in Exhibit A attached hereto. This commission for a Product is payable upon LLC shipping such Product to a third party.

(b) NewSub shall not be entitled to a commission on any order solicited by NewSub but which is rejected by LLC, regardless of the reason for LLC's rejection.

(c) LLC agrees to make and keep full and accurate books and records in sufficient detail to enable commissions payable hereunder to be determined. On 30 days' prior written notice to LLC, independent certified public accountants nominated and paid by NewSub shall have full access to the books and records of LLC pertaining to activities under this Agreement and shall have the right to make copies therefrom at NewSub's expense. Said certified public accountants shall have such access at all reasonable times and from time to time during normal business hours. Prompt adjustment shall be made by LLC to compensate for any errors or omissions disclosed by such audit. NewSub shall bear the expense of such audit, unless such audit reveals that less than 95% of the commissions due for the audited period were paid by LLC, in which case LLC shall bear reasonable out-of-pocket expenses incurred by NewSub in connection with such audit.

3.   Additional Services
     -------------------

(a)  In addition to the solicitation of orders for the Products described in
Section 2 above, NewSub shall provide or otherwise make available to LLC, as and when requested by LLC, certain general corporate services, including, but not limited to accounting, corporate communications, financial and other administrative staff functions, and arrange for administration of insurance and employee benefit programs and certain other services to be agreed upon by the Parties hereto (collectively, the "Services"). The Services which may be requested by LLC shall include (but not be limited to) the following:

     (i)    Insurance Services.  Arranging for liability, property and casualty,
            -------------------
political risk, and other normal business insurance coverage.

     (ii)   Corporate Bookkeeping Services.  Maintenance of routine corporate
            -------------------------------
bookkeeping, including, without limitation, payroll and accounts.

     (iii)  Other Services.  Services in addition to those enumerated in
            ---------------
Sections 3(a)(i) and (ii) above including, but not limited to, (A) arranging for printing of credit card insert media and fulfillment mailing labels; (B) reviewing and approving LLC"s payment of postage for Product mailings to end-users; (C) reviewing and approving LLC"s payment of credit card issuer media fees; (D) opening and sorting Product orders and performing data entry of customer responses; (E) arranging for customer service through a toll-free telephone number in the United States with respect to refund requests and billing questions; (F) reviewing and approving LLC"s payment of database management, operation and system enhancement fees; (G) reviewing and approving credit-card processing fees; (H) arranging for routine administrative services, corporate information services and treasury and other financial services; (I) providing office space; and (J) arranging for LLC"s fulfillment mailing services and approving LLC"s payment for such services, all if and to the extent reasonably requested by LLC. Whenever NewSub provides fulfillment mailing services to LLC, NewSub shall have the right to insert promotional materials into each such package. NewSub shall be permitted to incorporate such materials into the LLC"s fulfillment mailing labels.

(b) For performing Services, NewSub will charge LLC a quarterly fee in U.S. Dollars equal to one hundred percent (100%) of the aggregate NewSub Costs (as hereinafter defined) incurred in connection with the Services rendered during such quarter. For purposes of this Section 3, the term "NewSub Costs" shall mean NewSub's fully-allocated cost of providing Services to LLC, including out-of-pocket costs and a pro-rata portion of the salary and benefits of the NewSub employees providing such Services. NewSub's charge for Services will be determined and billed within 30 days after the end of each calendar quarter. The charges will be due when billed, and shall be paid no later than 30 days from the date of billing.

(c) When Services are rendered by third party service providers selected by NewSub to or for the benefit of LLC, all charges and related costs of such third parties shall be billed by such third party directly to LLC and shall be paid by LLC directly to such third party.

(d) NewSub shall prepare and deliver to LLC a statement, along with a declaration, signed by the chief financial officer of NewSub or its parent company, attesting to the accuracy of such statement, confirming that any amounts charged by NewSub during the previous financial year pursuant to Section 3(b) above were calculated in accordance with the terms of this Agreement.

4.   Relationship of the Parties.
     ---------------------------

(a) NewSub shall be considered to be an independent contractor. The relationship between LLC and NewSub shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture or agency (except to the extent provided in Section 3(c) above) of any kind. Except to the extent provided in Section 3(c) above, neither Party shall have the right to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

(b) Except to the extent provided in Section 3 above, LLC shall not reimburse NewSub for any expenses which NewSub might incur in connection with: (i) soliciting sales of the Products; or (ii) otherwise discharging its responsibilities under this Agreement.

(c) Prices furnished by LLC to NewSub for presentation to customers shall be computed so as to include the commissions payable to NewSub hereunder. LLC may change such prices from time to time, in its sole discretion and without prior notice. Unless prior written approval is granted by LLC, NewSub shall quote only the prices furnished by LLC and then in effect.

(d) All commissions and other amounts due and owing to NewSub hereunder, but not paid by LLC on the due date thereof, shall bear interest at the rate which is the lesser of: (i) twelve per cent (12%) per annum; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue from the date on which each such commission or amount becomes due and owing until payment thereof in full.

(e) Notwithstanding anything in this Agreement to the contrary, no part of any commission or amount payable to NewSub hereunder may be reduced due to any counterclaim, set-off, adjustment, chargeback or other right which LLC might have against NewSub, any other party or otherwise.

5.   Other Obligations of NewSub.
     ---------------------------

(a) NewSub agrees to accept demonstration samples or products made available by LLC for the sole purpose of increasing sales of the Products. NewSub agrees to pay for all shipping, trucking, handling, insurance, customs duties, taxes and other related charges and expenses involved with LLC"s shipping on a collect basis such demonstration samples or products. In the event of expiration or termination of this Agreement, such demonstration samples and/or products in the control of NewSub shall be either returned to LLC in their original condition (all charges pre-paid) or shipped to a third party (all charges collect) as LLC shall direct.

(b) NewSub agrees to furnish LLC with credit information satisfactory to LLC in connection with customers and potential customers.

(c) NewSub shall not obligate or purport to obligate LLC by issuing or making any warranties or guaranties with respect to the Products to any third party.

(d) NewSub shall develop all creative materials for marketing the Products based on information supplied to NewSub by LLC and substantiated by Aspen Marketing, Inc. ("Aspen"). LLC shall have the right to approve all such materials, which approval shall not be unreasonably withheld or delayed.

(e) NewSub shall provide estimated monthly and quarterly sales volumes by specific Product and estimated annual projections of total unit volume.

(f) NewSub shall discuss with LLC some of its new product ideas for marketing developed by NewSub, in order to determine whether LLC is interested in developing and supplying such new products in accordance with the terms of this Agreement.

6.   Other Obligations of LLC.
     ------------------------

(a) LLC agrees to keep NewSub informed about developments with respect to the Products which may be useful to NewSub in the performance of its duties under this Agreement.

(b) LLC represents that Aspen has secured product liability insurance covering the Products, as detailed on the insurance certificate attached as Exhibit C hereto. LLC agrees that it shall cause Aspen at all times during the term of this Agreement to: (i) maintain with a reputable insurance company doing business in the United States and Canada and reasonably acceptable to NewSub, product liability insurance covering the Products, providing at least the type and limits of coverage set forth on the attached certificate; and (ii) to name NewSub as an additional insured on such insurance. LLC also agrees to cause Aspen to furnish NewSub with certificates of such insurance, including a commitment on the part of the insurance company to notify NewSub at least thirty
(30) days before cancellation or a material change of such insurance.

7.   Trademarks, Trade Names and Service Marks.
     -----------------------------------------

(a)  Right to Use.  NewSub may use LLC's trade names, trademarks and service
     ------------
marks listed in Exhibit B attached hereto and those other trade names, trademarks and service marks developed by LLC in the ordinary course of business (with which Exhibit B may be updated from time to time) (hereinafter referred to as the "Trademarks") on a non-exclusive basis only for the duration of this Agreement and solely for display or advertising purposes in connection with soliciting orders for the Products in accordance with this Agreement. NewSub shall not at any time do or permit any act to be done which may in any way impair the rights of LLC in the Trademarks.

(b)  Quality Control.  In order to comply with LLC's quality control standards,
     ---------------
NewSub shall: (i) use the Trademarks in compliance with all relevant laws and regulations; (ii) accord LLC the right to inspect during normal business hours, without prior advance notice, any facility used by NewSub in connection with efforts to solicit orders for the Products in order to confirm that NewSub's use of such Trademarks is in compliance with this provision; and (iii) not modify any of the Trademarks in any way and not use any of the Trademarks on or in connection with any goods or services other than the Products.

8.   Confidentiality Maintained.
     --------------------------

(a) Each party agrees that the disclosing party (the "Disclosing Party") has a proprietary interest in any information provided to the party receiving such information (the "Receiving Party") by the Disclosing Party, whether in connection with this Agreement or otherwise, which is (i) a trade secret, confidential or proprietary information and (ii) not publicly known ("Proprietary Information). Specifically, but without limitation, LLC agrees that NewSub has a proprietary interest in the names and addresses of customers solicited by NewSub (as well as those customers" customers and cardholders) pursuant to this Agreement. During and after the term of this Agreement, the Receiving Party shall not disclose the Proprietary Information of the Disclosing Party except to those of the Receiving Party"s agents, employees, subcontractors and consultants to whom it is necessary in order to discharge the Receiving Party"s duties pursuant to this Agreement. During and after the term of this Agreement, the Receiving Party, its agents, employees, subcontractors and consultants shall not use the Proprietary Information of the Disclosing Party for any purpose other than in connection with discharging the Receiving Party"s duties pursuant to this Agreement. Upon termination or expiration of this Agreement for any reason, the Receiving Party shall, at its expense, either promptly return to the Disclosing Party, or destroy, all of the Proprietary Information of the Disclosing Party in any form whatsoever which it may have in its possession, custody or control (whether direct or indirect). During the term of this Agreement and thereafter, the Disclosing Party"s Proprietary Information shall remain the exclusive property of the Disclosing Party.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Receiving Party shall not be liable for a disclosure of the Proprietary Information of the Disclosing Party, if the information so disclosed: (i) was in the public domain at the time of disclosure without breach of this Agreement; or
(ii) was known to or contained in the records of the Receiving Party from a source other than the Disclosing Party at the time of disclosure by the Disclosing Party to the Receiving Party; or (iii) was received from a third party without such third party, to the Receiving Party"s knowledge, breaching any confidentiality obligations to the Disclosing Party; or (iv) was disclosed pursuant to court order or as otherwise required by law, after giving the Disclosing Party advance notice, if possible, of such required disclosure.

9.   Term and Termination.
     --------------------

(a) The term of this Agreement shall begin on the Effective Date. The term of this Agreement shall expire on the third (3/rd/) anniversary date of the Effective Date, unless terminated earlier pursuant to the terms of this Section 9.

(b) A Party may terminate this Agreement for cause under the following conditions:

     (i) Upon the occurrence of a material breach of any obligation hereunder by either Party and the failure of such breaching Party to promptly pursue (within fifteen (15) days for payment breaches and within thirty (30) days for all other breaches after receiving written notice thereof from the non-breaching Party) a reasonable remedy designed to cure (in the reasonable judgment of the non-breaching Party) such material breach, this Agreement may be terminated by the non-breaching Party by giving written notice of termination to the breaching Party, such termination being immediately effective upon the giving of such notice of termination; or

     (ii) Upon the filing of a petition in bankruptcy, insolvency or reorganization by the Party subject to such event, or the filing of a petition in bankruptcy, insolvency or reorganization against the Party subject to such event (which petition is not discharged within thirty (30) days after such filing), or the Party subject to such event becoming subject to a composition for creditors, whether by law or agreement, or the Party subject to such event going into receivership or otherwise becoming insolvent, this Agreement may be terminated by the other Party by giving written notice of termination to the Party subject to such event.

(c) Either Party may terminate this Agreement at any time, without cause, by giving the other Party one hundred twenty (120) days prior written notice of such termination.

(d)  This Agreement shall terminate automatically upon the termination of LLC.

(e) Expiration or termination of this Agreement shall not affect the obligation of LLC to pay NewSub (i) all amounts owing or to become owing as a result of Products shipped by LLC on or before the date of such expiration or termination; or (ii) amounts payable to NewSub in accordance with Section 3(b) above.

(f) In the event of a termination of this Agreement or upon expiration of this Agreement, neither Party shall have any obligation to the other Party, or to any employee of the other Party, for compensation or for damages of any kind, on account of the loss by the other Party or such employee of present or prospective sales, investments, compensation or goodwill as a result of such termination or expiration (other than damages arising from any breach prior thereto). Each Party, for itself and on behalf of each of its employees, hereby waives any rights which may be granted to it or them under the laws and regulations of any country which are not granted to it or them by this Agreement. Each Party hereby indemnifies and holds the other Party harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent or representative of such Party under any applicable termination, labor, social security or other similar laws or regulations.

(g) Notwithstanding anything else in this Agreement to the contrary, the Parties agree that Sections 2(c), 4(d), 8, 9(e), (f) and (g) and 10 shall survive the termination or expiration of this Agreement, as the case may be.

10.  Miscellaneous
     -------------

(a) This Agreement sets forth the entire agreement between LLC and NewSub regarding the subject matter hereof, and supersedes and cancels any previous agreements or understandings, whether oral, written or implied, heretofore in effect between LLC and NewSub and sets forth the entire agreement between LLC and NewSub. No modification or change may be made in this Agreement except by written instrument duly signed by a duly authorized representative of each Party.

(b) This Agreement may not be assigned, delegated, sublicensed or transferred, whether by operation of law or otherwise, by either Party without the prior written consent of the other Party, and any attempted assignment, delegation, sublicense or transfer without such written consent shall be void and of no effect; provided, however, that neither Party"s consent shall be required with
        --------  -------
respect to (i) any assignment, delegation or transfer by the other Party (the "Assigning Party") to (A) an Affiliate of the Assigning Party or (B) an acquirer of all or substantially all of the stock or assets of (1) NewSub related to solicitations of orders for the Products or (2) LLC related to the marketing, promotion, distribution and/or selling of the Products, through purchase, merger, consolidation or otherwise; or (ii) any pledge as collateral to, or any subsequent assignment to or by, any lending institution(s) providing loan facilities to the Assigning Party or its Affiliates. To the extent permitted by this provision, this Agreement shall inure to the benefit of the successors and permitted assigns of each Party.

(c) This Agreement shall be shall be construed and governed according to, and any arbitration hereunder shall apply, the laws of the State of New York, excluding its conflicts of laws principles.

(d) Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by Aspen, one to be appointed by NewSub and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator, by the President of the American Arbitration Association ("AAA"). The arbitration shall be conducted in English and in accordance with the commercial arbitration rules of the AAA. The arbitration, including the rendering of the award, shall take place in New York, New York, and shall be the exclusive forum for resolving such dispute, controversy or claim. The decision of the arbitrators shall be binding upon the Parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing Party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding anything contained in this Section 10(d) to the contrary: (i) application may be made to any court for a judicial acceptance of the award or order of enforcement; and (ii) NewSub shall have the right to institute judicial proceedings against LLC or anyone acting by, through or under LLC, in order to enforce NewSub"s rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

(e) All notices given under this Agreement shall be in writing and shall be addressed to the Parties at their respective addresses set forth above to the attention of Jeffrey Gilfix, with a copy to Neal Vitale, Thomas C. Breslin and James L. Hanig at Aspen Marketing, Inc., 11755 Wilshire Boulevard, Suite 1100, Los Angeles, California 90025, Telecopy No. 310-231-9012, on behalf of LLC and to the attention of Michael Loeb, with a copy to Jonathan Siegel and Douglas Nagourney, on behalf of NewSub. Notices shall be deemed given only if delivered by hand, sent by facsimile transmission or mailed by registered or recorded delivery U.S. mail or overnight courier, return receipt requested. Any such notice if given or made by U.S. mail or overnight courier shall be deemed to have been received on the earlier of the date actually received and the date three (3) calendar days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a day on which banks are open for business in Stamford, Connecticut (a "Business Day"), in which case the date of deemed receipt shall be the next succeeding Business Day. Either Party may change its address, its telecopy number or contact person for purposes of this Agreement by giving the other Party written notice of its new address, telecopy number or contact person.

(f) None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge on the part of either Party, except by an instrument in writing signed by a duly authorized officer or representative of such Party. Further, the waiver by either Party of any right hereunder or the failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or of any breach or failure of performance of the other Party.

(g) Each of the Parties covenants that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations.

(h) If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

(i) Taxes, whether in the United States or any other country, now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon NewSub and measured by the gross or net income of NewSub) shall be the responsibility of LLC and, if paid or required to be paid by NewSub, the amount thereof shall be added to the amounts payable to NewSub hereunder.

(j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) All written material, correspondence, notices and oral assistance supplied by either Party hereunder shall be in the English language.

(l) Headings are for reference purposes only and shall not be used in order to interpret or construe this Agreement.

(m) For the purposes of this Agreement, "Affiliates" shall mean all companies, natural persons, partnerships and other business entities controlled by, under common control with or controlling either Party to this Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Parties hereto have signed this Agreement.

GIFT SERVICES, LLC


By:      /s/ Jeffrey Gilfix
   -----------------------------------
 Name:   Jeffrey Gilfix
 Title:  President


Date:    1/4/00
     ---------------------------------


NEWSUB SPECIAL SERVICES, INC.



By:      /s/ Michael R. Loeb
   -----------------------------------
 Name:   Michael R. Loeb
 Title:  President


Date:
     ---------------------------------

            EXHIBIT A          Schedule of Commissions

The Parties agree that the initial commission payable to NewSub on the sale of each Product in the year 2000 shall be US$0.85. This commission rate shall be adjusted prospectively on a quarterly basis by mutual written agreement of the Parties, based upon changes in response rates, average Product price and associated costs. The Parties agree that the commissions shall be as set forth below, during the years and at the volumes specified, unless the Parties agree in writing otherwise:


     Year                Units Sold            Commission

     2000         1 to 10,000,000              US$0.85
                  10,000,001 to 20,000,000        0.90
                  20,000,001 to 25,000,000        0.95
                  25,000,001 to 30,000,000        1.00

     2001         1 to 10,000,000              US$0.89
                  10,000,001 to 20,000,000        0.94
                  20,000,001 to 27,000,000        0.98
                  27,000,001 to 30,000,000        1.04

     2002         1 to 10,000,000              US$0.92
                  10,000,001 to 20,000,000        0.97
                  20,000,001 to 30,000,000        1.00

          EXHIBIT B      Trademarks, Trade Names and Service Marks

                                [To Be Provided]

          EXHIBIT C      Certificate of Insurance

                              AMENDMENT AGREEMENT

This Amendment Agreement ("Amendment") is made by and between Gift Services, LLC, a Delaware limited liability company ("LLC"), and Synapse Solutions, Inc., a Delaware corporation, formerly known as NewSub Special Services, Inc., ("NewSub"), effective April 1, 2000.

      WHEREAS, NewSub and LLC entered into a Sales Representative Agreement dated as of January 4, 2000 (the "Agreement"); and

      WHEREAS, NewSub and LLC wish to amend the Agreement in certain respects.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. Subsections 3(b) and (c) of the Agreement are amended and restated as follows:

     "(b) For performing Services, NewSub shall be compensated as provided in Exhibit A.

      (c) When Services are rendered by third party service providers selected by NewSub to or for the benefit of LLC, all charges and related costs of such third parties shall be billed by such third party directly to LLC and shall be paid by LLC directly to such third party. In the event NewSub pays on behalf of LLC the charges and costs of any such third party service provider, LLC shall promptly reimburse NewSub the amount of such payment."

2.  Subsection 3(d) of the Agreement is deleted.

3. Exhibit A to the Agreement shall be amended and restated as set forth in Exhibit A to this Amendment.

4.  Section 9 (e) of the Agreement is amended and restated as follows:

     "(e) Expiration or termination of this Agreement shall not affect the obligation of LLC to pay NewSub all amounts owing or to become owing as a result of Products shipped by LLC on or before the date of such expiration or termination."

5. The Agreement, as amended by this Amendment, shall remain in full force and effect.

                        ------------------------------

     IN WITNESS WHEREOF, NewSub and LLC, intending to be legally bound by the terms of this Amendment, have caused this Amendment to be executed by their duly authorized representatives effective on the date first set forth above.

Synapse Solutions, Inc.                                 Gift Services, LLC
(formerly NewSub Special Services, Inc.)

By: /s/ Michael R. Loeb                              By: /s/ Jeffrey Gilfix
   ----------------------                               ------------------------
Name  Michael Loeb                                   Name   Jeffrey Gilfix
    ---------------------                                -----------------------
Title President                                      Title  President
     --------------------                                 ----------------------
Dated: March 28, 2000                                Dated: March 28, 2000

                        ------------------------------

     EXHIBIT A               Schedule of Commissions

The parties agree that the initial commission payable to NewSub on the sale of each Product in the year 2000 shall be US$0.85. This commission rate shall be adjusted prospectively on a quarterly basis by mutual written agreement of the Parties, based upon changes in response rates, average Product price and associated costs, including, without limitation, NewSub's fully-allocated cost of providing Services (as defined in Section 3 of this Agreement) to LLC, including out-of-pocket costs and a pro-rata portion of the salary and benefits of the NewSub employees providing such Services. The Parties agree that the commissions shall be as set forth below, during the years and at the volumes specified, unless the Parties agree in writing otherwise:

     Year       Units Sold                     Commission

     2000       1 to 10,000,000                US$ 0.85
                10,000,001 to 20,000,000           0.90
                20,000,001 to 25,000,000           0.95
                25,000,001 to 30,000,000           1.00

     2001       1 to 10,000,000                US$ 0.89
                10,000,001 to 20,000,000           0.94
                20,000,001 to 27,000,000           0.98
                27,000,001 to 30,000,000           1.04

     2002       1 to 10,000,000                US$ 0.92
                10,000,001 to 20,000,000           0.97
                20,000,001 to 30,000,000           1.00

                        ------------------------------

                              AMENDMENT AGREEMENT

     This Amendment Agreement ("Amendment") is made by and between Gift Services, LLC, a Delaware limited liability company ("LLC"), and Synapse Solutions, Inc., a Delaware corporation, formerly known as NewSub Special Services, Inc., ("NewSub"), effective April 1, 2000.

     WHEREAS, NewSub and LLC entered into a Sales Representative Agreement dated as of January 4, 2000, as amended effective April 1, 2000 (the "Agreement"); and

     WHEREAS, NewSub and LLC wish to amend the Agreement in certain respects.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. Exhibit A to the Agreement shall be amended and restated as set forth in Exhibit A to this Amendment.

2. The Agreement, as further amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, NewSub and LLC, intending to be legally bound by the terms of this Amendment, have caused this Amendment to be executed by their duly authorized representatives effective on the date first set forth above.

Synapse Solutions, Inc.                           Gift Services, LLC
(formerly NewSub Special Services, Inc.)

By:  /s/ Jonathan A. Siegel                       By: /s/ Jeffrey Gilfix
     ----------------------                           ------------------
Name:  Jonathan A. Siegel                         Name:  Jeffrey Gilfix
       ------------------                                --------------
Title: Vice President                             Title: President
       --------------                                    ---------
Dated: 6/27/00                                    Dated: 6/26/00
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

SCHEDULE A                   Schedule of Commissions

The parties agree that the initial commission payable to NewSub on the sale of each Product in the first calendar quarter of year 2000 shall be US $0.85 and that the commission payable to NewSub in the second calendar quarter of the year 2000 shall be US $0.75. This commission rate shall be adjusted prospectively on a quarterly basis by mutual written agreement of the Parties, based upon changes in response rates, average Product price and associated costs, including, without limitation, NewSub's fully-allocated costs of providing Services (as defined in Section 3 of this Agreement) to LLC, including out-of-pocket costs and a pro-rata portion of the salary and benefits of the NewSub employees providing such Services. The Parties agree that the commissions shall be as set forth below, during the years and at the volumes specified, unless the Parties agree in writing otherwise:

     Year                    Units Sold                     Commission
     2000                    1 to 10,000,00                   US$ 0.75
                             10,000,001 to 20,000,000             0.90
                             20,000,001 to 25,000,000             0.95
                             25,000,001 to 30,000,000             1.00

     2001                    1 to 10,000,000                  US$ 0.89
                             10,000,001 to 20,000,000             0.94
                             20,000,001 to 27,000,000             0.98
                             27,000,001 to 30,000,000             1.04

     2002                    1 to 10,000,000                  US$ 0.92
                             10,000,001 to 20,000,000             0.97
                             20,000,001 to 30,000,000             1.00

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